UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2005

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2005, SYNNEX Canada Limited (“SYNNEX Canada”), a subsidiary of SYNNEX Corporation (the “Registrant”), entered into a one-year revolving accounts receivable securitization program in Canada, which provides for the sale of up to C$100 million of Canadian and United States trade accounts receivable to a Canadian chartered bank (the “Bank”). The program expires in November 2006, but may be renewed annually. Under this program, SYNNEX Canada will sell its Canadian and United States trade accounts receivable to the Bank on a fully serviced basis. The effective purchase discount rate from time to time under the program is the prevailing bankers’ acceptance rate of return or prime rate, plus 0.45% per annum. SYNNEX Canada will continue to service the accounts receivable. The program also contains customary financial covenants.

In connection with this program, the Registrant issued a guarantee of SYNNEX Canada’s performance of its obligations under the program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2005

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and
Corporate Secretary